EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 21st day of January, 1999, and is by and between Senesco, Inc., a New Jersey corporation with an office for purposes of this Agreement at 34 Chambers Street, Princeton, New Jersey 08542 (hereinafter the "Company" or "Employer"), and Phillippe O. Escaravage with an address at 95 Old Dutch Road, Far Hills, New Jersey 07931 (hereinafter the "Employee").

                              W I T N E S S E T H:

     WHEREAS:

          (a) Company wishes to retain the services of Employee to render services for and on its behalf in accordance with the following terms, conditions and provisions; and

          (b) Employee wishes to perform such services for and on behalf of the Company, in accordance with the following terms, conditions and provisions.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

          1.   EMPLOYMENT.  Company hereby employs Employee and Employee accepts
               ----------
such employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement.

          2.   EMPLOYMENT  STATUS.  Employee  shall at  all  times be  Company's
               ------------------
employee subject to the terms and conditions of this Agreement.

          3.   TERM.  Unless earlier terminated pursuant to terms and provisions
               ----
of this Agreement, this Agreement shall have a term (the "Term") of three (3) years following the date hereof. The Term shall automatically renew for successive one-year terms thereafter unless either party delivers written notice of termination to the other at least 120 days prior to the end of the initial three-year Term or any succeeding one-year Term.

          4.   POSITION.  During Employee's employment hereunder, Employee shall
               --------
serve as President of the Company. In such position, Employee shall have the customary powers, responsibilities and authorities of officers in such position of corporations of the size, type and nature of the Company including being generally responsible for the day-to-day operations of Employer's business. Employee shall perform such duties and exercise such powers commensurate with his positions and responsibilities as shall be determined from time to time by the Board of Directors of the Company (the "Board") and shall report directly to the Board and to no other person, entity or committee. Neither Employee's title nor any of his functions nor the manner in which he shall report shall be changed, diminished or adversely affected during the Term without his written consent. Employee shall be provided with an office, staff and other working facilities at the executive offices of the Company consistent with his positions and as required for the performance of his duties.

          5.   COMPENSATION.
               ------------
               (a) For the performance of all of Employee's services to be rendered pursuant to the terms of this Agreement, Company will pay and Employee will accept the following compensation:

                    Base Salary. During the Term, Company shall pay the Employee
                    -----------
an initial base annual salary of $55,200 (the "Base Salary") payable in bi-monthly installments, and such Base Salary shall not be decreased during the Term. Employee shall be entitled to such further increases, if any, in his Base Salary as may be determined from time to time in the sole

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

discretion of the Board. Employee's Base Salary, as in effect from time to time, is hereinafter referred to as the "Employee's Base Salary."

               (b) Employee shall be eligible to receive bonuses at such times and in such amounts as the Board shall determine in its sole and absolute discretion on the basis of the performance of the Employee; provided that Employer shall participate in all bonus plans available to executive officers generally at a level commensurate with his position.

               (c) Company shall deduct and withhold from Employee's compensation all necessary or required taxes, including but not limited to Social Security, withholding and otherwise, and any other applicable amounts required by law or any taxing authority.

          6.   Employee  Benefits.
               ------------------

               (a) During the Term hereof and so long as Employee is not terminated for cause (as such term is defined herein), Employee shall receive and be provided health insurance, and during Employee's employment hereunder, such other employee benefits including, without limitation, life insurance, fringe benefits, vacation, automobile, retirement plan participation and life, health, accident and disability insurance, etc. (collectively, "Employee Benefits") on the same basis as those benefits are generally made available to senior executives of the Company, if ever. The parties acknowledge that the benefits to be provided pursuant to this Section shall commence as soon as practicable following the date hereof, but in any case within six months following the date hereof.

               (b) Employee shall be entitled to receive four weeks paid vacation per year. If such vacation time is not taken by Employee in the then current year, Employee at his option

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
may accrue vacation or receive compensation in lieu thereof at the then current level of Employee's Base Salary.

               (c) Reasonable travel, entertainment and other business expenses incurred by Employee in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies as in effect from time to time.

          7.   Termination.
               -----------

               (a) For Cause by the Company. (i) Employee's employment hereunder
                   ------------------------
may be terminated by the Company for cause. For purposes of this Agreement, "cause" shall mean (i) Employee's failure to substantially perform duties hereunder consistent with the terms hereof within 20 business days following Employee's receipt of written notice of such failure (which notice shall have been authorized by the Board of Directors and shall set forth in reasonable detail the purported failure to perform and the specific steps to cure such failure, which shall be consistent with the terms hereof), (ii) misappropriation of Company funds or willful misconduct which results in material damage to the Company, (iii) Employee's conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the United States or any State thereof, or any crime constituting a misdemeanor under any such law involving moral turpitude or (iv) Employee's material breach of any of the material provisions of this Agreement, which breach Employee has failed to cure within 20 business days after receipt of written notice by Employee of such breach or which breach Employee has failed to begin to attempt to cure during said 20 day period if the breach requires more than the 20 day period to cure. Any termination of Employee's employment pursuant to this Section 7(a) shall be made by delivery to Employee of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board at an

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
actual meeting of the Board called and held for that purpose (after 20 days prior written notice to Employee and a reasonable opportunity for Employee to be heard before the Board prior to such vote) finding that in the good faith judgment of the Board, Employee was guilty of conduct set forth in any of clauses (i) through (iv) above and specifying the particulars thereof.

                    (ii) If Employee is terminated for cause, he shall be entitled to receive Employee's Base Salary from Company through the date of termination and Employee shall be entitled to no other payments of Employee's Base Salary under this Agreement. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 7(a) shall be determined in accordance with the plans, policies and practices of the Company for most senior executives.

               (b)  Disability or Death.  (i)  Employee's  employment  hereunder
                    -------------------

shall terminate upon his death or if Employee becomes physically or mentally incapacitated and is therefore unable (or will, as a result thereof, be unable) to perform his duties for a period of nine (9) consecutive months or for an aggregate of fifteen (15) months in any twenty-four (24) consecutive month period (such incapacity is hereinafter referred to as "Disability"). If Company terminates Employee's employment under the terms of this Agreement and Employee does not receive disability insurance payments under the terms hereof in an amount at least equal to the then effective Employee's Base Salary pursuant to a policy maintained and paid for by the Company, Company shall be responsible to continue to pay Employee's Base Salary during the then remaining Term to the extent required to bring the Employee's annual compensation (together with disability payments) up to the amount equal to the Employee's Base Salary immediately prior to the termination for disability. The Employee shall also receive a pro rata
          --- ----
bonus payment with respect to the portion of the year lapsed prior to the termination based on the bonus paid to the Employee for the prior year. Any question as to the existence of the Disability of Employee as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company. If Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Employee shall be final and conclusive for all purposes of the Agreement.

                    (ii) Upon  termination  of Employee's  employment  hereunder during the Term as a result of death, Employee's estate or named beneficiary(ies) shall receive from the Company (x) Employee's Base Salary at the rate in effect at the time of Employee's death through the end of the third month following his death occurs and pro rata bonus payment with respect to that portion of the year lapsed prior to his death based on the bonus paid to the Employee for the prior year, and (y) the proceeds of any life insurance policy maintained for his benefit by the Company pursuant to this Agreement (or the Plans and Policies of the Company generally).

                    (iii) All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 7(b) shall be determined in accordance with the plans, policies and practices of the Company and shall be at least equal to those received by the most senior executives and no senior executive shall receive any fringe benefit that Employee does not receive.


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

               (c)  Without Cause by the Company or For Good Reason.
                    -----------------------------------------------

                    (i) If Employee's employment is terminated by the Company without cause (other than by reason of Disability or death) or Employee resigns for Good Reason, in either case prior to a Change of Control, then Employee shall be entitled to a lump sum cash payment from the Company, payable within 10 days after such termination of employment, in an amount equal to three (3) times the Employee's Base Salary (as in effect as of the date of such termination) and the prior year's bonus. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 7(c)(ii) shall be determined in accordance with the plans, policies and practices of the Company and shall be at least equal to those received by the most senior executives.

                    (ii) If there is a Change of Control within one (1) year of the termination of this Agreement without cause by the Company, Employee shall be entitled to receive the difference between those monies he actually received upon such termination and 2.99 times Employee's base amount as defined in section 280G(b)(3) of the Internal Revenue code of 1986, as amended (the "Code") (the "Employee Base Amount").

                    (iii) Subject to Section 7(f), if Employee's employment is terminated by the Company without cause or by Employee for Good Reason during the Term and coincident with or following a Change of Control, Employee shall be entitled to a lump sum payment, payable within 10 days after such termination of employment, equal to the product of (x) 2.99 times (y) the Employee Base Amount.

                    (iv)  For purposes of this  Agreement  "Good  Reason"  shall mean:
                          (a) Any  material  breach  by  the  Company  of   this
                              Agreement; or

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

                          (b) The failure of the Board of Directors to elect the
                              Employee as an officer of the Company with the position set forth in Section 4 hereof during the Term; or

                          (c) any  action  by the  Company  which  results  in a
                              material diminution of the Employee's position set forth in Section 4 hereof or Employee's authority, duties or responsibilities.

provided that the foregoing events shall not be deemed to constitute Good Reason
--------
unless Employee shall have notified the Board in writing of the occurrence of such event(s) and the Board shall have failed to have cured or remedied such event(s) within 20 business days of its receipt of such written notice or which breach Employer has failed to begin to attempt to cure during said 20 day period if the breach is not curable during the 20 day period.

               (d)  Termination  by  Employee.   If  Employee   terminates   his
                    -------------------------
employment with the Company for any reason (other than for Good Reason) during the term, Employee shall be entitled to the same payments he would have received if his employment had terminated by the Company for cause.

               (e)  Change of Control.   For purposes of this Agreement, "Change
                    -----------------
of Control" shall mean (i) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial" owners (as defined in rule 13(d)(3) under the Securities Exchange Act of 1934) of more than 50 percent (50%) of the total aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office, or (iii) a sale of assets constituting all or substantially all of the assets of the Company (determined on a consolidated basis). In the event of such Change of Control, the new entity shall be obligated to assume the terms and conditions of this Agreement.

               (f) Limitation on Certain Payments.
                   ------------------------------

                    (i) In the event it is determined pursuant to clause (ii) below, that part or all of the consideration, compensation or benefits to be paid to Employee under this Agreement in connection with Employee's termination of employment following a Change of Control or under any other plan, arrangement or agreement in connection therewith, constitutes a "parachute payment" (or payments) under Section 280G(b)(2) of the Code, then, of the aggregate present value of such parachute payments (the "Parachute Amount") exceeds 2.99 times the Employee Base Amount, the amounts constituting "parachute payments" which would otherwise be payable to or for the benefit of Employee shall be reduced to the extent necessary such that the Parachute Amount is equal to 2.99 times the Employee Base Amount. Employee shall have the right to choose which amounts that would otherwise be due him but for the limitations described in this paragraph shall be subject to reduction. Notwithstanding the foregoing, if it is determined that stockholder approval of the payment of such compensation and benefits will reduce the

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
applicability of Section 280G of the Code to such payment, promptly after request by Employee, Company will undertake reasonable efforts to hold such a meeting to obtain such approval or to solicit such approval by written consent, and to obtain such approval.

                    (ii) Any determination that a payment constitutes a parachute payment and any calculation described in this Section 7(f) ("determination") shall be made by the independent public accountants for the Company, and may, at Company's election, be made prior to termination of Employee's employment where Company determines that a Change in Control, as provided in this Section 7, is imminent. Such determination shall be furnished in writing no later than 30 days following the date of the Change in Control by the accountants to Employee. If Employee does not agree with such determination from the accountants and within 15 days thereafter, accountants of Employee's choice must deliver to the Company their determination that in their judgment complies with the Code. If the two accountants cannot agree upon the amount to be paid to Employee pursuant to this Section 7 within ten days of the delivery of the statement of Employee's accountants to the Company, the two accountants shall choose a third accountant who shall deliver their determination of the appropriate amount to be paid to Employee pursuant to this Section 7(f), which determination shall be final. If the final determination provides for the payment of a greater amount than that proposed by the accountants of the Company, then the Company shall pay all of Employee's costs incurred in contesting such determination and all other costs incurred by the Company with respect to such determination.

                    (iii) If the final  determination  made  pursuant  to clause
(ii) of this Section 7(f) results in a reduction of the payments that would otherwise be paid to Employee

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
except for the application of Clause (i) of this Section 7(f), Employee may then elect, in his sole discretion, which and how much of any particular entitlement shall be eliminated or reduced and shall advise the Company in writing of his election within ten days of the final determination of the reduction in payments. If no such election is made by Employee within such ten-day period, the Company may elect which and how much of any entitlement shall be eliminated or reduced and shall notify Employee promptly of such election. Within ten days following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of Employee such amounts as become due to Employee under this agreement.

                    (iv) As a result of the  uncertainty  in the  application of
Section 280G of the Code at the time of a determination hereunder, it is possible that payments will be made by the Company which should not have been made under clause (i) of this Section 7(f) ("Overpayment") or that additional payments which are not made by the Company pursuant to clause (i) of this
Section 7(f) should have been made ("Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Employee which Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In the event that there is a final determination by the Internal Revenue Service, a final determination by a court of competent jurisdiction or a change in the provisions of the Code or regulations pursuant to which an Underpayment arises under this Agreement, any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee, together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the code.

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
          8.   NON-DISCLOSURE OF INFORMATION.  (a) Employee acknowledges that by
               -----------------------------
virtue of his position he will be privy to the Company's confidential information and trade secrets, as they may exist from time to time, and that such confidential information and trade secrets may constitute valuable, special, and unique assets of the Company (hereinafter collectively "Confidential Information"). Accordingly, Employee shall not, during the Term and for a period of five (5) years thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Employee and any other person by, through or with Employee, during the term and for a period of five (5) years thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than Company, under any circumstances.

               (b) Company and Employee agree that a violation of the foregoing covenants will cause irreparable injury to the Company, and that in the event of a breach or threatened breach by Employee of the provisions of this Section 8, Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, corporation, association or other entity to whom any such information, in whole or in part, has been disclosed or is threatened to be disclosed in violation of this Agreement. Nothing herein stated shall be construed as prohibiting the Company from pursuing any other rights and remedies, at law or in equity, available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

               (c) Notwithstanding anything contained in this Section 8 to the contrary, "Confidential Information" shall not include (i) information in the public domain as of the date

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
hereof, (ii) information which enters the public domain hereafter through no fault of the Employee, (iii) information known to the Employee prior to his employment with the Company, or (iv) information created, discovered or developed by the Employee independent of his association with the Company. Nothing contained in this Section 8 shall be deemed to preclude the proper use by the Employee of Confidential Information in the exercise of his duties hereunder or the disclosure of Confidential Information required by law.

          9.   RESTRICTIVE COVENANT.
               --------------------

               (a) During the term hereof and for a period of one (1) year after the termination of this Agreement, Employee covenants and agrees that he shall not own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control, whether directly or indirectly, as an individual on his own account, or as a partner, member, joint venturer, officer, director or shareholder of a corporation or other entity, of any business which competes with the business conducted by Company at the time of the termination or expiration of this Agreement. Notwithstanding the foregoing, (i) nothing in this Section 9 shall prohibit Employee from owning up to 5% of the outstanding voting capital stock of any corporation or other entity listed on Nasdaq or traded on any national securities exchange, and (ii) in the event of a termination by the Company without cause or a termination by the Employee for Good Reason, such restriction shall apply only if the Company has paid to the Employee all amounts required and is otherwise in compliance with to Section 7 hereof.

               (b) Employee acknowledges that the restrictions contained in this
Section 9 are reasonable. In that regard, it is the intention of the parties to this Agreement that the

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
provisions of this Section 9 shall be enforced to the fullest extent permissible under the law and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of this Section 9 shall be adjudicated or deemed to be invalid or unenforceable, the remaining portions shall remain in full force and effect, and such invalid or unenforceable portion shall be limited to the particular jurisdiction in which such adjudication is made.

          10.  BREACH  OR  THREATENED  BREACH  OF  COVENANTS.   In the  event of
               ---------------------------------------------
Employee's actual or threatened breach of his obligations under either Paragraph 8 or 9, or both, of this Agreement, or Company's breach or threatened breach of its obligations under this Agreement, in addition to any other remedies either party may have, such party shall be entitled to obtain a temporary restraining order and a preliminary and/or permanent injunction restraining the other from violating these provisions. Nothing in this Agreement shall be construed to prohibit Company or Employee, as the case may be, from pursuing and obtaining any other available remedies which Company or Employee, as the case may be, may have for such breach or threatened breach, whether at law or in equity, including the recovery of damages from the other.

          11.  DISCLOSURE  OF  INNOVATIONS.   The  Employee  hereby  agrees  to
               ---------------------------
disclose in writing to the Company all inventions, improvements and other innovations of any kind that the Employee makes, conceives, develops or reduces to practice, alone or jointly with others, during the Term, to the extent they are related to the Employee's work for the Company and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques.

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
          12.  ASSIGNMENT  OF OWNERSHIP  OF  INNOVATIONS.  The  Employee  hereby
               -----------------------------------------
agrees that all Innovations will be the sole and exclusive property of the Company and the Employee hereby assigns all of his rights, title or interest in the Innovations and in all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company to the extent they are related to the Employee's work for the Company. At the Company's request and expense, during and after the Term, the Employee will assist and cooperate with the Company in all respects and will execute documents, and, subject to his reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. The Employee hereby appoints the Chief Executive Officer of the Company as his attorney-in-fact to execute documents on his behalf for this purpose.

          13.  REPRESENTATIONS  AND  WARRANTIES  BY EMPLOYEE.   Employee  hereby
               ---------------------------------------------
warrants and represents that he is not subject to or a party to any restrictive covenants or other agreements that in any way preclude, restrict, restrain or limit him (a) from being an Employee of Company, (b) from engaging in the business of Company in any capacity, directly or indirectly, and (c) from competing with any other persons, companies, businesses or entities engaged in the business of Company.

          14.  ARBITRATION.  Any controversy or claim arising out of or relating
               -----------
to this Agreement, the performance thereof or its breach or threatened breach shall be settled by arbitration in Princeton, New Jersey or other mutually acceptable place in accordance with the then governing rules of the American Arbitration Association. The finding of the arbitration panel or arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. In no event may the arbitration determination change Employee's compensation, title, duties or responsibilities, the entity to whom Employee reports or the principal place where Employee is to render his services.

          15.  NOTICES.   Any notice required,  permitted or desired to be given
               -------
under this Agreement shall be sufficient if it is in writing and (a) personally delivered to Employee or an authorized member of Company, (b) sent by overnight delivery or (c) sent by registered or certified mail, return receipt requested, to Employer's or Employee's address as provided in this Agreement or to a different address designated in writing by either party. In all instances of notices to be given to Company, a copy by like means shall be delivered to Company's counsel care of Buchanan Ingersoll Professional Corporation, 500 College Road East, Princeton, New Jersey 08540, Attention: David J. Sorin, Esq. In all instances of notices to be given to Employee, a copy by like means shall be delivered to Employee's counsel at the address supplied by the Employee. Notice is deemed given on the day it is delivered personally or by overnight delivery, or five (5) business days after it is mailed, if transmitted by the United States Post Office.

          16.  ASSIGNMENT.   Employee  acknowledges that his services are unique
               ----------
and personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's successors and assigns. Company has the absolute right to assign its rights and benefits under the terms of this Agreement.

          17.  WAIVER OF BREACH.   Any waiver of a breach of a provision of this
               ----------------
Agreement, or any delay or failure to exercise a right under a provision of this Agreement, by either party, shall not operate or be construed as a waiver of that or any other subsequent breach or right.

          18.  ENTIRE  AGREEMENT.   This Agreement contains the entire agreement
               -----------------
of the parties. It may not be changed orally but only by an agreement in writing which is signed by the parties. The parties hereto agree that any existing employment agreement between them shall terminate as of the date of this Agreement.

          19.  GOVERNING  LAW.  This Agreement  shall be construed in accordance
               --------------
with and governed by the internal laws of the State of New Jersey.

          20.  SEVERABILITY.    The  invalidity  or  non-enforceability  of  any
               ------------
provision of this Agreement or application thereof shall not affect the remaining valid and enforceable provisions of this Agreement or application thereof.

          21.  CAPTIONS.  Captions in this  Agreement  are  inserted  only as a
               --------
matter of convenience and reference and shall not be used to interpret or construe any provisions of this Agreement.

          22.  GRAMMATICAL USAGE.  In construing or interpreting this Agreement,
               -----------------
masculine usage shall be substituted for those feminine in form and vice versa, and plural usage shall be substituted or singular and vice versa, in any place in which the context so requires.

          23.  CAPACITY.  Employee  has  read and is  familiar  with  all of the
               --------
terms and conditions of this Agreement and has the capacity to understand such terms and conditions hereof. By executing this Agreement, Employee agrees to be bound by this Agreement and the terms and conditions hereof.

          24.  COUNTERPARTS.  This  Agreement  may be  executed  in  two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

          25.  LEGAL FEES.   Company agrees to reimburse  Employee for all legal
               ----------
expenses incurred by Employee in connection with the negotiation and execution of this Agreement.


                                          * * * * * * *

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first hereinabove written.

                                        SENESCO, INC.




                                        By: /s/ Michel A. Escaravage
                                           -------------------------------------
                                           Michel A. Escaravage, Vice President,
                                             Secretary and Treasurer



                                        EMPLOYEE


                                        /s/ Phillippe O. Escaravage
                                        ------------------------------------
                                        Phillippe O. Escaravage